Exhibit 10.1

VIROPHARMA INCORPORATED

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN

The purposes of the Plan are to: (a) further the growth and success of ViroPharma Incorporated (the “Company”) and its Subsidiaries by enabling selected employees, directors, consultants and advisors of the Company and any Subsidiaries to acquire shares of common stock of the Company, thereby increasing their personal interest in such growth and success and (b) to provide a means of rewarding outstanding performance of such persons. The terms of the Plan shall be incorporated in the Award Agreement to be executed by the Participant.

1. Definitions

1.1 “Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, or is controlled by, or is under common control with such Person.

1.2 “Award” means a grant of Options, Restricted Shares or Restricted Share Units to an Eligible Person pursuant to the provisions of this Plan. Each separate grant of Options, Restricted Shares or Restricted Share Units to an Eligible Person and each group of Options that vests on a separate date, or a group of Restricted Shares or Restricted Share Units with respect to which restrictions lapse on a separate date, is treated as a separate Award.

1.3 “Award Agreement” means a written agreement evidencing and reflecting the terms of an Award.

1.4 “Award Committee” means a committee appointed by the Committee in accordance with Section 3.1(b) of the Plan, and if one is appointed, then such committee shall possess all of the power and authority, and shall be authorized to take any and all actions required to be taken hereunder, and make any and all determinations required to be made hereunder, to the extent authorized by the Committee.

1.5 “Board” means the Board of Directors of the Company, as constituted from time to time.

1.6 “Change of Control” means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events:

a. the dissolution or liquidation of the Company;

b. the sale or other disposition of all or substantially all of the assets of the Company;

c. the merger or consolidation the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company’s voting capital stock immediately prior to the merger or consolidation will have more than 50% of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held in the same proportion (on a fully diluted basis) as such holders’ ownership of voting capital stock of the Company immediately before the merger or consolidation;

d. the date any entity, Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than (i) the Company, or (ii) any of its Subsidiaries, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (iv) any Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over, 50% or more of the outstanding shares of the Company’s voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such Person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of Directors who were either members of the Board on the date that this Plan was originally adopted by the Board or members of the Board for at least twelve (12) months before the date of such approval; or

e. the first day after the date of this Plan when Directors are elected such that there is a change in the composition of the Board such that a majority of Directors have been members of the Board for less than twelve (12) months, unless the nomination for election of each new Director who was not a Director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the Directors then still in office who were Directors at the beginning of such period.

Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” in an Award Agreement if such Award is subject to the requirements of Code Section 409A and the Award will become payable on a Change of Control.

1.7 “Code” means the Internal Revenue Code of 1986, as amended.

1.8 “Committee” means a committee appointed by the Board in accordance with Section 3.1 of the Plan, and if one is appointed, then such committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required to be taken hereunder by, the Board.

1.9 “Common Stock” means common stock of the Company, $.002 par value per Share.

1.10 “Company” means ViroPharma Incorporated.

1.11 “Director” means an individual who is a member of the Board of Directors of the Company.

1.12 “Disability” means a total and permanent disability, as defined in Code Section 22(e)(3).

1.13 “Effective Date” means the date set forth in Section 18.1 below.

1.14 “Eligible Person” means:

a. with respect to Awards of Incentive Stock Options, any person employed by the Company or by any of its Subsidiaries;

b. with respect to Awards of non-qualified stock options, any person employed by the Company or by any of its Subsidiaries, advisors and consultants to the Company or any Subsidiary, Directors and members of the board of directors of a Subsidiary;

c. with respect to any Award of Restricted Shares or Restricted Share Units, any person employed by the Company or by any of its Subsidiaries, and Directors and members of the board of directors of a Subsidiary.

1.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.16 “Fair Market Value Per Share” means:

a. If Shares of Common Stock are traded in the over-the-counter market: the mean of the bid and asked prices for a Share of Common Stock on the relevant valuation date as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System), as applicable or, if there is no trading on such date, on the next preceding date on which there were reported Share prices.

b. If Shares of Common Stock are listed on a national or regional securities exchange: the closing price during regular trading hours for a Share of Common Stock on the exchange, as reported in The Wall Street Journal on the relevant valuation date, or if there is no trading on that date, the closing price during regular trading hours on the next preceding date on which there were reported Share prices.

c. If neither of Sections 1.15(a-b) apply, then the Fair Market Value Per Share of Common Stock shall be determined in good faith by the Board or the Committee in its sole discretion.

1.17 “Incentive Stock Option” means an Option that is an incentive stock option as described in Code Section 422.

1.18 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent it deems it necessary or desirable to comply with Code Section 162(m) and applicable regulations thereunder, ensure that each Non-Employee Director also qualifies as an outside director as that term is defined in the regulations under Code Section 162(m).

1.19 “Option” means an Incentive Stock Option or a non-qualified stock option to purchase Shares that is awarded pursuant to the Plan.

1.20 “Participant” means an Eligible Person to whom an Award is granted pursuant to the Plan.

1.21 “Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more of the following criteria: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) total shareholder return; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) manufacturing, production or inventory; (xxv) mergers and acquisitions or divestitures; and/or (xxvi) individual performance objective. Any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and /or (e) on a pre-tax or after tax basis. Awards issued to persons who are not Section 162(m) Employees may take into account any other factors deemed appropriate by the Committee.

1.22 “Performance Period” means any period specified in connection with a Performance Award. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

1.23 “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

1.24 “Plan” means this ViroPharma Incorporated Amended and Restated 2005 Equity Incentive Plan (f/k/a the ViroPharma Incorporated 2005 Stock Option and Restricted Share Plan), as amended from time to time.

1.25 “Pool” means the pool of Shares subject to the Plan, as described in Article 4, and as adjusted in accordance with Article 9 of the Plan.

1.26 “Restricted Shares” means Shares that are subject to restrictions pursuant to Article 6 of the Plan.

1.27 “Restricted Share Units” means a right granted under and subject to restrictions pursuant to Article 7 of the Plan.

1.28 “Section 162(m) Employee” means those persons who the Committee determines are subject to the limitations of Code Section 162(m).

1.29 “Securities Act” means the Securities Act of 1933, as amended.

1.30 “Shares” means shares of Common Stock including, without limitation, Restricted Shares.

1.31 “Subsidiary” means a subsidiary corporation, whether now or hereafter existing, as defined in Code Sections 424(f) and (g).

2. Participation

Subject to the terms of the Plan, the Board, the Committee or the Award Committee (i) will select Participants from among the Eligible Persons and (ii) may make Awards at any time and from time to time to Eligible Persons. Any Award may include or exclude any Eligible Person, as the Board, the Committee or the Award Committee shall determine in its sole discretion. An Eligible Person who has received an Award, if he or she is otherwise eligible, may receive additional Awards.

3. Administration

3.1 Procedure.

(a) Committee. The Board shall administer the Plan. The Board may at any time appoint a Committee of Non-Employee Directors of at least two persons to administer the Plan on behalf of the Board subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. Members of the Board or the Committee who are eligible for Awards or who have received Awards may vote on any matters affecting the administration of the Plan or the granting of Awards pursuant to the Plan, except that no such member shall act upon an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to an Award to himself or herself. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(b) Award Committee. To the extent authorized by the Board, the Committee may at any time appoint an Award Committee of at least two officers of the Company to administer the Plan on behalf of the Committee to the fullest extent allowed by law subject to such terms, conditions and limitations as the Committee may prescribe. Members of the Award Committee shall serve for such period of time as the Committee may determine. Members of the Award Committee who have received Awards may vote on any matters affecting the administration of the Plan or the granting of Awards pursuant to the Plan, except that no such member shall act upon an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Award Committee during which action is taken with respect to an Award to himself or herself. From time to time the Committee may increase the size of the Award Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Award Committee and thereafter directly administer the Plan.

3.2 Powers. Subject to the provisions of the Plan:

(a) The Board or, to the extent delegated by the Board, the Committee shall have the authority, in its discretion:

1.	to make Awards to any Eligible Person;

2.	to determine the Fair Market Value Per Share;

3.	to determine the exercise price of the Options to be awarded in accordance with Article 5 of the Plan;

4.	to determine the purchase price, if any, for Restricted Shares awarded in accordance with Article 6 of the Plan;

5.	to determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

6.	to determine the Participant’s to which dividend equivalents will be granted;

7.	to prescribe, amend and rescind rules and regulations relating to the Plan;

8.	to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award or Award Agreement;

9.	to determine the conditions that must be satisfied under any Award in order for an Option to vest and become exercisable, or, for the restrictions on any Restricted Share or Restricted Share Units to lapse, which conditions may include satisfaction of performance goals, passage of set periods of time and/or other criteria as determined by the Board or the Committee;

10.	to accelerate the vesting or exercise date of any Option and/or to waive, in whole or in part any or all remaining restrictions on any Restricted Shares or Restricted Share Units;

11.	to interpret the Plan or any agreement entered into with respect to an Award, the exercise of Options, or the removal of restrictions on Restricted Shares or Restricted Share Units;

12.	to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions that may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Award Agreements; and

13.	to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

(b) To the fullest extent allowed by applicable law and subject to the scope of authority delegated by the Board and/or the Committee and to the limitations of Section 3.1(b), the Award Committee shall have the authority, in its discretion:

1.	to make Awards to any Eligible Person who is employed by the Company or any Subsidiary;

2.	to determine the Fair Market Value Per Share;

3.	to determine the exercise price of the Options to be awarded in accordance with Article 5 of the Plan;

4.	to determine the purchase price, if any, for Restricted Shares awarded in accordance with Article 6 of the Plan;

5.	to determine the Eligible Persons to whom, and the time or times at which, Awards shall be made, and the number of Shares to be subject to each Award;

6.	to determine the terms and provisions of each Award under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award or Award Agreement;

7.	to determine the conditions that must be satisfied under any Award in order for an Option to vest and become exercisable, or, for the restrictions on any Restricted Share or Restricted Share Unit to lapse, which conditions may include satisfaction of performance goals, passage of set periods of time and/or other criteria as determined by the Board or the Committee; and

8.	to authorize any person to execute on behalf of the Company any instrument required to effectuate an Award or to take such other actions that may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or Award Agreements.

3.3 Effect of Decisions. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding with respect to all Awards and Award Agreements under the Plan. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Board or the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

3.4 Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan, any Award, or any Award Agreement hereunder.

4. Stock Subject to the Plan

4.1 Subject to the provisions of this Article 4 and the provisions of Article 9 of the Plan, the total aggregate number of Shares of Common Stock that may be issued under the Plan shall be the sum of the following: (i) 2,500,000 new Shares, plus (ii) the number of Shares of Common Stock subject to outstanding grants under the Plan as of the Effective Date, plus (iii) the number of Shares of Common Stock remaining available for issuance under the Plan but not subject to previously exercised, vested or paid Awards as of the Effective Date (collectively, the “Pool”). Within the Pool, no more than 1,000,000 Shares may be issued with respect to Restricted Shares or Restricted Share Units granted pursuant to the Plan on and after the Effective Date. The foregoing 1,000,000 Share sublimit does not apply to grants of Restricted Shares or Restricted Share Units granted pursuant to the Plan prior to the Effective Date that are outstanding as of the Effective Date. All Shares available under this sublimit are subject to adjustment as described in Article 9 of the Plan. Options granted pursuant to the Plan may be either Incentive Stock Options or non-qualified stock options, as determined by the Board or the Committee. Without limiting the generality of this Section 4.1, any number of the maximum number of Shares available for issuance hereunder may be subject to Options. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the unexercised Shares shall be returned to the Pool and become available for future award under the Plan, unless the Plan was terminated earlier. Similarly, if and to the extent that any Restricted Share or Restricted Share Unit is canceled, repurchased or forfeited for any reason, that Share will again become available for issuance under the Plan. Upon the exercise of an Option through the net exercise procedure under Section 5.3, then both for purposes of calculating the number of Shares of Common Stock remaining available for issuance under the Plan and the number of Shares of Common Stock remaining available for exercise under such Option, the number of such Shares shall be reduced by the gross number of shares for which the Option is exercised. Shares of Common Stock surrendered in payment of the exercise price of an Option, and Shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan.

4.2 All Awards under the Plan shall be expressed in Shares of Common Stock. The maximum aggregate number of Shares of Common Stock that may be issued with respect to all Awards under the Plan to any individual during any calendar year shall be 2,000,000 Shares, subject to adjustment as described in Article 9 below. The individual limits of this Section 4.2 shall apply without regard to whether the Awards are to be paid in Common Stock or cash. All cash payments (other than with respect to dividend equivalents) shall equal the Fair Market Value Per Shares of Common Stock to which the cash payments relate. To the extent that any Awards are paid in cash, and not in Shares of Common Stock, such Awards shall not count against the Share limits in Section 4.1. A Participant may not accrue dividend equivalents during any calendar year in excess of $1,000,000.

4.3 Shares to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, from authorized but unissued Shares and/or from previously issued Shares reacquired by the Company.

5. Terms and Conditions of Options

5.1 Option Awards. Options may be granted either alone or in conjunction with other Awards. Each Option awarded pursuant to the Plan shall be authorized by the Board, the Committee, or, to the extent delegated by the Committee and permitted by the terms of the Plan, the Award Committee and shall be evidenced by an Award Agreement in such form as the Board, the Committee, or the Award Committee may from time to time determine. The provisions of Awards need not be the same with respect to each Participant. The prospective recipient of an Award of Options will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

5.2 Option Award Agreements. Each Award Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

a. Number of Shares. The Award Agreement shall state the number of Shares subject to the Option, which shall not include fractional Shares.

b. Option Price. The price per Share payable on the exercise of any Option shall be stated in the Award Agreement and shall be no less than the Fair Market Value Per Share on the date such Option is awarded. Notwithstanding the foregoing, if an Incentive Stock Option is awarded under this Plan to any person who, at the time of the award of such Incentive Stock Option, owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock, the price per Share payable upon exercise of such Incentive Stock Option shall be no less than 110 percent (110%) of the Fair Market Value Per Share on the date such Option is awarded. Except as provided in Article 9, the terms of any outstanding Option may not be amended to reduce the exercise price of such Option, nor may any outstanding Option be cancelled in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option, without stockholder approval.

c. Form of Option. The Award Agreement will state whether the Option awarded is an Incentive Stock Option or a non-qualified stock option, and will constitute a binding determination as to the form of Option awarded, subject to the provisions of Section 5.5(c) below.

The Award Agreement may contain such other provisions as the Board, the Committee, or the Award Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

5.3 Consideration. The Board or the Committee shall determine the method of payment for the Shares to be issued upon the exercise of an Option, which may consist entirely of cash, personal or certified check, or, at the election of the Participant and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value Per Share equal to the aggregate Option price, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that the Option price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to a Participant. In addition to the foregoing, with the approval of the Board or the Committee, to the extent an Option is at the time exercisable for vested Shares of Common Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares of Common Stock with a Fair Market Value Per Share at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value Per Shares of Common Stock subject to the surrendered portion exceeds the aggregate exercise price payable for those Shares.

Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value Per Share on the date of delivery that is not greater than the aggregate Option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Option price, any certificates representing Shares which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Board or the Committee to accept such Shares in payment of the option price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

5.4 Exercise of Options. Any Option awarded hereunder shall be exercisable at such times and under such conditions as shall be set forth in the Award Agreement (as may be determined by the Board, the Committee, or the Award Committee and as shall be permissible under the terms of the Plan), which may include performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or Board shall determine whether cash or other Awards shall be issued or paid in lieu of such fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any agreements required by the terms of the Plan and/or Award Agreement. Full payment may consist of such consideration and method of payment allowable under this Article 5 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is earlier than the date the Option is exercised, except as provided in Article 9 of the Plan.

As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Participant, deliver to the Participant at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, a certificate or certificates representing the Shares for which the Option shall have been exercised.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option by the number of Shares as to which the Option is exercised.

5.5 Term and Vesting of Options.

a. Except as provided in Section 5.6(d), Options awarded hereunder shall vest and become exercisable in whole or in part, in accordance with such vesting conditions as the Board, the Committee, or the Award Committee shall determine, which conditions shall be stated in the Award Agreement. Vested Options may be exercised in any order elected by the Participant whether or not the Participant holds any unexercised Options under this Plan or any other plan of the Company.

b. Notwithstanding any other provision of this Plan, no Option shall be: (i) awarded under this Plan after ten (10) years from the date on which this Plan is approved by the Company’s stockholders, or (ii) exercisable more than ten (10) years from the date of award; provided, however, that if an Option that is intended to be an Incentive Stock Option shall be awarded under this Plan to any person who, at the time of the award of such Option, owns stock possessing more than 10% of the total combined voting power for all classes of the Company’s stock, the foregoing clause (ii) shall be deemed modified by substituting “five (5) years” for the term “ten (10) years” that appears therein.

c. No Option awarded to any Participant shall be treated as an Incentive Stock Option, to the extent such Option would cause the aggregate Fair Market Value Per Share (determined as of the date of award of each such Option) of the Shares with respect to which Incentive Stock Options are exercisable by such Participant for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value Per Share to exceed the $100,000 limitation, such Incentive Stock Options shall be taken into account in the order awarded. For purposes of this subsection, Incentive Stock Options include all Incentive Stock Options under all plans of the Company and of any Subsidiary that are Incentive Stock Option plans within the meaning of Code Section 422.

d. The awarding or vesting of an Option shall impose no obligation upon the Participant to exercise such Option.

e. A recipient of an Option shall have no rights as a stockholder of the Company and shall neither have the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised and a certificate with respect to the Shares purchased upon such exercise has been issued to him.

5.6 Termination of Options.

a. Unless sooner terminated as provided in this Plan, each Option shall be exercisable for such period of time as shall be determined by the Board, the Committee, or the Award Committee and set forth in the Award Agreement, and shall be void and unexercisable thereafter.

b. Except as otherwise provided herein or by the terms of any Award, with respect to a Participant who is an employee or Director, upon the termination of such Participant’s employment or other relationship with the Company for any reason, Options exercisable on the date of such termination shall be exercisable by the Participant (or in the case of the Participant’s death subsequent to termination of employment or such other relationship, by the Participant’s executor(s) or administrator(s)) for a period of three (3) months from the date of the Participant’s termination.

Except as otherwise provided herein or by the terms of any Award, with respect to a Participant who is an advisor or consultant, the termination of such Participant’s relationship with the Company for any reason shall not accelerate the expiration date of Options exercisable on the date of termination; provided, however, that if such Participant dies following such termination, the Option shall be exercisable for a period of twelve (12) months commencing on the date of the Participant’s death by such Participant’s executor(s) or administrator(s).

c. Except as otherwise provided herein or by the terms of any Award, upon the Disability or death of a Participant while in the service of the Company, Options held by such Participant which are exercisable on the date of Disability or death shall be exercisable for a period of twelve (12) months commencing on the date of the Participant’s Disability or death, by the Participant or his legal guardian or representative or, in the case of death, by his executor(s) or administrator(s).

d. Options may be terminated at any time by agreement between the Company and the Participant.

5.7 Forfeiture.

a. Termination for Cause. Notwithstanding any other provision of this Plan, if the Participant’s employment or engagement is terminated by the Company, and the Board, the Committee, or the Award Committee makes a determination that the Participant has:

i.	engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or has otherwise breached any fiduciary duty owed to the Company;

ii.	been convicted of a felony;

iii.	disclosed trade secrets or confidential information of the Company; or

iv.	breached any agreement with or duty to the Company in respect of confidentiality, non-disclosure, non-competition or otherwise;

then all unexercised Options shall terminate upon the date of such a finding, or, if earlier, the date of termination of employment or engagement for such a finding, and the Participant shall forfeit all Shares for which the Company has not yet delivered Share certificates to the Participant and the Company shall refund to the Participant the Option purchase price paid to it, if any, in the same form as it was paid (or in cash at the Company’s discretion). Notwithstanding anything herein to the contrary, the Company may withhold delivery of Share certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

b. Non-Competition. Notwithstanding any other provision of this Plan, if, during the 3-month period following a termination of service, which period shall be extended to 12 months in the event of a termination due to Disability, a Participant who is not a consultant or advisor commences any employment or engagement with or by a competitor of the Company (including, but not limited to, full or part-time employment or independent consulting work), as determined in the sole discretion of the Board or the Committee, all unexercised Options shall terminate immediately upon the commencement thereof. In the event a Participant who is a consultant or advisor has entered into an agreement with the Company that contains non-competition covenants and such consultant or advisor violates the terms of his or her non-competition covenant, all unexercised Options shall terminate immediately upon the date of such violation.

6. Terms and Conditions of Restricted Shares

6.1 Restricted Share Awards. Restricted Shares may be granted either alone or in conjunction with other Awards. Restricted Shares granted under an Award will be issued for such consideration, if any, as the Board, the Committee, or the Award Committee shall determine. Any Restricted Shares awarded pursuant to the Plan shall be authorized by the Board, the Committee, or the Award Committee and shall be evidenced by an Award Agreement in such form as the Board, the Committee, or the Award Committee may from time to time determine. The Board, the Committee, or the Award Committee will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards. The provisions of Awards need not be the same with respect to each Participant. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award.

6.2 Restricted Share Award Agreements. Each Award Agreement shall incorporate by reference all other terms and conditions of the Plan, including the following terms and conditions:

a. Number of Shares. The Award Agreement shall state the number of Restricted Shares subject to the Award, which shall not include fractional Shares.

b. Price. The price per Restricted Share, if any, and the time of payment for the awarding of the Restricted Shares shall be stated in the Award Agreement.

The Award Agreement may contain such other provisions as the Board, the Committee, or the Award Committee in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

6.3 Consideration. The Board or the Committee shall determine the method of payment, if any payment is required, for the Restricted Shares to be granted under an Award, which may consist entirely of cash, personal or certified check, or, at the election of the Participant and as the Board or the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value Per Share equal to the aggregate price payable for the restricted Shares, or by delivering such combination of Shares and cash as the Board or the Committee may, in its sole discretion, approve; provided, however, that the Restricted Share price may not be paid in Shares if the Board or the Committee determines that such method of payment would result in liability under Section 16(b) of the Exchange Act to a Participant.

Except as otherwise provided by the Board or the Committee, if payment is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in the name of such Participant representing Shares legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value Per Share on the date of delivery that is not greater than the aggregate Restricted Share price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Board or the Committee, in its sole discretion, should refuse to accept Shares in payment of the Restricted Share price, any certificates representing Shares which were delivered to the Company shall be returned to the Participant with notice of the refusal of the Board or the Committee to accept such Shares in payment of the Restricted Share price. The Board or the Committee may impose such limitations and prohibitions on the use of Shares to satisfy a Restricted Share price as it deems appropriate.

6.4 Restricted Share Certificates and Legends. A Share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered in the name of the Participant receiving the Award, and will bear the following legend and/or any other legend required by this Plan, the Award Agreement, any other applicable agreement, or by applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE VIROPHARMA INCOPORATED AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND VIROPHARMA INCORPORATED (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS, REPURCHASE RIGHTS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF VIROPHARMA INCORPORATED AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Share certificates evidencing Restricted Shares will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Share Award, the Participant may be required to deliver to the Company a Share power, endorsed in blank, relating to the Restricted Shares covered by such Award.

6.5 Restrictions and Conditions. Restricted Shares awarded pursuant to this Article 6 will be subject to the following restrictions and conditions:

a. Except as provided in Section 6.6, the restrictions on Restricted Shares shall lapse in accordance with such conditions as the Board, the Committee, or the Award Committee shall determine, which conditions shall be stated in the Award Agreement and which may include the continued employment, engagement or service of the recipient for a period of time, the attainment of specified individual or corporate performance goals, or any other factors that the Board, the Committee, or the Award Committee selects, in its sole and absolute discretion. During the period beginning on the date of an Award of Restricted Shares and ending when the restrictions on such Restricted Shares lapse as set forth in the Award Agreement or pursuant to Section 3.2(a) or Article 15 (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares.

b. During the Restriction Period, the Participant will be entitled to receive any cash distributions or dividends paid with respect to Restricted Shares and will be entitled to vote such Restricted Shares. Consistent with Article 9, a Participant will be entitled to receive any distributions or dividends paid in the form of securities with respect to Restricted Shares, but such securities will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.

c. If and when the restrictions on Restricted Shares lapse through the expiration of the Restriction Period or pursuant to Section 3.2(a) or Article 15, the certificates for such Restricted Shares will be replaced with new certificates, without the restrictive legends described in Section 6.4 applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died) at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

6.6 Forfeiture.

a. Except as otherwise provided herein or by the terms of any Award Agreement, upon the termination of a Participant’s employment or other relationship with the Company for any reason, all of that Participant’s Restricted Shares then subject to a Restriction Period will be forfeited.

b. Except as otherwise provided herein or by the terms of any Award Agreement, if an individual or corporate performance goal specified in an Award Agreement is not attained, and if it is not possible later to attain such goal, all of a Participant’s Restricted Shares then subject to a Restriction Period linked to the attainment of such goal will be forfeited.

c. Restricted Shares may be forfeited at any time during the applicable Restriction Period by agreement between the Company and the Participant.

d. If a Participant has paid the Company for Restricted Shares that are subsequently forfeited, the Company shall refund to the Participant the amounts paid to it for the forfeited Restricted Shares in the same form as it was paid (or in cash at the Company’s discretion).

7. Restricted Share Units

Restricted Share Units may be granted hereunder, subject to such terms and conditions as the Board may impose and which may include the continued employment, engagement or service of the recipient for a period of time, the attainment of specified individual or corporate performance goals, or any other factors that the Board, the Committee, or the Award Committee selects, in its sole and absolute discretion. Each Restricted Share Unit will represent the right to receive from the Company, after fulfillment of any applicable conditions, a distribution from the Company in an amount equal to the Fair Market Value Per Share (at the time of the distribution). Distributions may be made in cash and/or Shares. Unless otherwise determined by the Board, Restricted Share Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. All other terms governing Restricted Share Units, such as vesting, dividend equivalent rights, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.

8. Performance Awards

The Committee may, in its discretion, include performance conditions in an Award, including with respect to dividend equivalents. If performance conditions are included in Awards to Section 162(m) Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established in writing by the Committee no later than the earlier of (i) 90 days after the Performance Period specified for such Performance Award or (ii) the date on which 25% of the Performance Period specified for such Performance Award has elapsed. Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. Before any Shares underlying an Award or any Award payments are released to a Section 162(m) Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Participants who are not Covered Employees need not comply with the requirements of Code Section 162(m). The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.” The Committee may provide in the Award Agreement that Awards under this Article 8 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code Section 162(m).

9. Adjustments

9.1 Subject to required action by the stockholders, if any, if there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding Shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive Awards in any year, the kind and number of shares covered by outstanding Awards, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards. In addition, in the event of a Change of Control of the Company, the provisions of Article 15 of the Plan shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive.

9.2 No fractional shares shall be issuable on account of any action mentioned in Section 9.1, and any fractional shares resulting from such adjustment shall be eliminated.

9.3 Any adjustments to outstanding Awards shall be consistent with Code Section 409A or 424, to the extent applicable.

10. Time of Award

The date of an Award shall, for all purposes, be the date which the Board, the Committee, or the Award Committee specifies when the Board, the Committee, or the Award Committee makes its determination that an Award is made, or if none is specified, then the date of such determination. Notice of the determination shall be given to each Eligible Person to whom an Award is made within a reasonable time after the date of such Award.

11. Modification, Extension and Renewal of Award

Subject to the terms and conditions of the Plan, the Board or the Committee may modify, extend or renew an Award, or accept the surrender of an Award to the extent that an Option under the Award has not already been exercised, or the restrictions on Restricted Shares under the Award have not already lapsed. Notwithstanding the foregoing: (a) no modification of an Award that adversely affects the Participant shall be made without the consent of the Participant, and (b) no Incentive Stock Option may be modified, extended or renewed if such action would cause it to cease to be an “Incentive Stock Option” within the meaning of Code Section 422, unless the Participant specifically acknowledges and consents to the tax consequences of such action.

12. Dividend Equivalents

Any participant selected by the Board or the Committee may be granted dividend equivalents based on the dividends declared of Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests, forfeits or expires, as determined by the Board or the Committee in its sole discretion. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Board or the Committee in its sole discretion.

13. Purchase for Investment and Other Restrictions

13.1 The obligation of the Company to issue Shares to a Participant upon the exercise of an Option, upon the Award of Restricted Shares, or upon the distribution of Shares with respect to Restricted Share Units granted under the Plan is conditioned upon such issuance complying with all relevant provisions of applicable law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and any applicable foreign laws.

13.2 At the option of the Board or the Committee, the obligation of the Company to issue Shares to a Participant upon the exercise of an Option, upon the Award of Restricted Shares or upon the distribution of Shares with respect to Restricted Share Units granted under the Plan may be conditioned upon obtaining appropriate representations, warranties, restrictions and agreements of the Participant. Among other representations, warranties, restrictions and agreements, the Participant may be required to represent and agree that the purchase or receipt of Shares shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto. Unless the issuance of such Shares is registered under the Securities Act (and any similar law of a foreign jurisdiction applicable to the Participant), the Participant shall acknowledge that the Shares purchased are not registered under the Securities Act (or any such other law) and may not be sold or otherwise transferred unless the Shares have been registered under the Securities Act (or any such other law) in connection with the sale or other transfer thereof, or that counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such Shares is exempt from registration under the Securities Act (or any such other law), and unless said sale or transfer is in compliance with all other applicable laws, rules and regulations, including all applicable federal, state and foreign securities laws, rules and regulations. Unless the Shares subject to an Award are registered under the Securities Act, the certificates representing such Shares issued shall contain the following legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO VIROPHARMA INCORPORATED THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

If required under the laws of any jurisdiction in which the Participant resides, the certificate or certificates may bear any such legend.

14. Transferability

No Award shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Participant’s rights regarding Awards shall be exercisable only by such Participant, or, in the event of the legal incapacity or Disability of such Participant, then by the Participant’s legal guardian or representative.

15. Change of Control

15.1 Discontinuation of Plan and Non-Substitution of Shares. Notwithstanding anything to the contrary set forth in this Plan other than Section 15.4 or Section 15.5, if there is a Change of Control in which the Plan is not continued by a successor corporation, and in which equivalent, substituted options for common stock and substituted restricted shares in a successor corporation are not provided to Participants, then the Plan shall be terminated and, for a Participant who is an employee of the Company or any of its Subsidiaries or who is a Director, all unvested options shall vest and restrictions on Restricted Shares shall lift, as follows:

a. if the Participant has been employed by the Company or a Subsidiary or has been a Director for at least two years as of the Change of Control, then: (i) all of the Participant’s unvested Options shall be fully and immediately vested and exercisable, and (ii) the restrictions on all of the Participant’s Restricted Shares shall lapse and the Shares shall become nonforfeitable; and

b. if the Participant has been employed by the Company or a Subsidiary or has been a Director for less than two years as of the Change of Control, then: (i) fifty percent (50%) of the Participant’s unvested Options as of the date of the Change of Control shall be immediately vested and exercisable and the remaining portion of the Options which are not vested shall lapse and be forfeited, and (ii) the restrictions on fifty percent (50%) of all of the Participant’s Restricted Shares subject to a Restriction Period as of the date of the Change of Control shall lapse and the remaining portion of such Restricted Shares shall be forfeited.

15.2 Continuation of Plan or Substitution of Shares. If there is a Change of Control in which the Plan is continued by a successor corporation or in which equivalent substituted options for common stock and substituted restricted shares in a successor corporation are provided to Participants, with respect to Participants who are employees of the Company or any of its Subsidiaries or who are Directors, Options shall vest and restrictions on Restricted Shares shall lift as follows:

a. if a Participant who is employed by the Company is not offered substantially equivalent employment or service with the successor corporation or a related employer (both in terms of duties and compensation), then any unvested Options and Restricted Shares held by such Participant as of the date of the Change of Control shall be fully and immediately vested and exercisable and shall have restrictions lifted in accordance with Section 15.1(a) or 15.1(b), as applicable, taking into account all service performed with the Company in any capacity for purposes of vesting; and

b. if any Participant is offered substantially equivalent employment or service with the successor corporation or a related employer (both in terms of duties and compensation), then Options and Restricted Shares shall not be subject to accelerated vesting; provided however, that if the Participant’s employment with the successor corporation or related employer is terminated by the successor corporation or related employer during the six month period following such Change of Control, then any unvested Options and Restricted Shares or substituted options or restricted shares shall be fully and immediately vested and exercisable and have restrictions lifted at the date of the Participant’s termination of employment in accordance with Section 15.1(a) or 15.1(b), as applicable, taking into account service performed with the Company and the successor corporation and all related employers for purpose of vesting.

15.3 In addition to arranging for the exchange of Options for options to purchase common stock in a successor corporation and the exchange of Restricted Shares for similarly restricted shares of common stock in a successor corporation, in the event of a Change of Control of the Company by reason of a merger, consolidation or tax free reorganization or sale of all or substantially all of the assets of the Company, the Board shall have the authority, in its discretion, to terminate this Plan and (i) to distribute to each Participant cash and/or other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Shares subject to the Option rather than the Option at the time of the Change of Control, provided that any such amount paid to a Participant shall reflect the deduction of the exercise price the Participant would have paid to purchase such Shares and (ii) to redeem any Restricted Share for cash and/or other property in an amount equal to and in the same form as the Participant would have received from the successor corporation if the Participant had owned the Restricted Shares at the time of the Change of Control. The form of payment or distribution to the Participant pursuant to this Section shall be determined by the Committee.

15.4 Notwithstanding anything in this Article 15 to the contrary, each Award Agreement which evidences the grant of an award of Restricted Share Units shall set forth the consequences of the Change of Control upon such award of Restricted Share Units.

16. Amendment of the Plan

Insofar as permitted by law and the Plan, and subject to Section 18.2, the Board or the Committee may from time to time suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares at the time not subject to an Award, including amendments necessary or advisable to assure that the Incentive Stock Options, non-qualified stock options and Restricted Shares available under the Plan continue to be treated as such, respectively, under all applicable laws.

17. Application of Funds

The proceeds received by the Company from the sale of Shares pursuant to the exercise of Options and any sale of Restricted Shares shall be used for general corporate purposes or such other purpose as may be determined by the Board.

18. Approval of the Plan

18.1 Effective Date of Plan. The Plan shall become effective on May 21, 2012, provided that it is approved by the Company’s stockholders on such date.

18.2 Stockholder Approval of Certain Amendments.

a. If the Board or the Committee amends the Plan to increase the aggregate number of Shares for which Awards may be awarded hereunder, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Awards with respect to such increased number of Shares shall lapse automatically on the first anniversary of the date of the adoption of such amendment.

b. If the Board or the Committee amends the Plan to change the designation of the class of employees eligible to receive Options, and approval of the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), is not obtained within twelve (12) months of the adoption of such amendment, all Incentive Stock Options awarded after the date of such adoption automatically shall be converted into non-qualified stock options on the first anniversary of the date of the adoption of such amendment.

c. Section 5.2(b) of the Plan may not be amended to permit the grant of Options with an exercise price below Fair Market Value Per Share, to permit the repricing of outstanding Options or the cancellation of outstanding Options for a cash payment with an exercise price below Fair Market Value Per Share, unless such amendment is approved by the stockholders by a majority of the votes cast at a duly held stockholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy). The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such Shares of Common Stock are registered, as in effect from time to time.

19. Conditions Upon Issuance of Shares

Shares shall not be issued pursuant to the exercise of an Option, grant of Restricted Shares or distribution of Shares with respect to Restricted Share Units unless the exercise of such Option, grant of such Restricted Shares or distribution of Shares with respect to such Restricted Share Units and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the Shares may then be listed, the laws of any foreign country or jurisdiction where awards are or will be granted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

20. Reservation of Shares

20.1 The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.2 The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and/or sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Taxes, Fees, Expenses and Withholding of Taxes

21.1 The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the award of Options, Restricted Shares and Restricted Share Units and/or the issue and transfer of Shares pursuant to the exercise of Options or the distribution of Restricted Share Units, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations that, in the opinion of counsel for the Company, shall be applicable thereto.

21.2 The granting of Awards hereunder and the issuance of Shares pursuant to the grant of Restricted Shares, the distribution of Restricted Share Units, and the exercise of Options is conditioned upon the Company’s reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Participant, any taxes required to be withheld under federal, state, foreign or local law as a result of: the grant of an Award, the vesting of an Option, the exercise of an Option, the lapse of restrictions with respect to Restricted Shares and Restricted Share Units, the distribution of Restricted Share Units, or the sale of Shares. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state, foreign or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Awards paid in Common Stock by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

22. Compliance with Law

22.1 The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares of Common Stock under Awards shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Code Section 422, and Awards of “qualified performance-based compensation” comply with the applicable provisions of Code Section 162(m). To the extent that any legal requirement of section 16 of the Exchange Act or Code Section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or Code Section 422 or 162(m), such Plan provision shall cease to apply. The Board or the Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Board or the Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Board or the Committee may, in its sole discretion, agree to limit its authority under this Section.

22.2 The Plan is intended to comply with the requirements of Code Section 409A, to the extent applicable. Each Award shall be construed and administered such that the Award either (a) qualifies for an exemption from the requirements of Code Section 409A or (b) satisfies the requirements of Code Section 409A. If an Award is subject to Code Section 409A, (i) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under Code Section 409A, (iii) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Code Section 409A, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A.

22.3 Any Award that is subject to Code Section 409A and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Code Section 416(i) and the “specified employee” requirements of Code Section 409A.

22.4 Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Code Section 409A. Although the Company intends to administer the Plan to prevent taxation under Code Section 409A, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

23. Miscellaneous

23.1 Stockholder Approval for “Qualified Performance-Based Compensation.” If Awards are made under Article 8 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Article 8, if additional Awards are to be made under Article 8 and if required by Code Section 162(m) or the regulations thereunder.

23.2 Notices. Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her permitted transferee (upon the permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via hand delivery, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received. It shall be the obligation of each Participant and each permitted transferee holding Shares purchased upon exercise of an Option, granted pursuant to an Award of Restricted Shares, or distributed with respect to Restricted Share Units to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

23.3 No Enlargement of Participant Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Participant, or to be consideration for or a condition of the employment or service of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employ or service of the Company or any Subsidiary, or to interfere with the right of the Company or any such corporation to discharge or retire any Participant thereof at any time subject to applicable law. No Participant shall have any right to or interest in Awards authorized hereunder prior to the award thereof to such Participant, and upon such Award the Participant shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company’s Certificate of Incorporation, as the same may be amended from time to time.

23,4 Application of Company Clawback Policy. All Awards under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board or Committee, as such policy may be in effect from time to time.

23.5 Information to Participants. The Company, upon request, shall provide without charge to each Participant copies of such annual and periodic reports as are provided by the Company to its stockholders generally.

23.6 Availability of Plan. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

23.7 Section Headings. The descriptive headings of this Plan are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Plan.

23.8 Invalid Provisions. If any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed to render any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

23.9 Employees Resident or Subject to Taxation Outside the United States. With respect to Participants who are resident or subject to taxation in countries other than the United States, the Board or the Committee may make Awards on such terms and conditions as the Board or the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

23.10 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

Executed this 21st day of May, 2012.

[Corporate Seal]		VIROPHARMA INCORPORATED

Attest:	/S/ J. PETER WOLF	By:	/S/ VINCENT J. MILANO